Exhibit 99.2

ORCHESTREAM HOLDINGS PLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER 2002 AND 2001

REPORT OF INDEPENDENT AUDITORS TO THE BOARD OF DIRECTORS

ORCHESTREAM HOLDINGS PLC

To the Directors of Orchestream Holdings plc.

We have audited the accompanying consolidated balance sheets of Orchestream Holdings plc as of 31 December 2002 and 2001, and the related consolidated profit and loss accounts and statements of total recognised gains and losses and cash flows for each of the two years in the period ended 31 December 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of Orchestream Holdings plc at 31 December 2002 and 2001, and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended 31 December 2002, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 25 of Notes to the Financial Statements).

ERNST & YOUNG LLP

London, England

1 April 2003

ORCHESTREAM HOLDINGS PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

	Notes	2002 £’000	Restated 2001 £’000
Turnover
Continuing operations – ongoing	2	7,465	5,599
Continuing operations – acquisition		—	6,362
Discontinued operations – acquisition		—	100

GROUP TURNOVER		7,465	12,061

Cost of sales	3	(146)	(416)

GROSS PROFIT		7,319	11,645

Administrative expenses
Before cost of share options, amortisation of goodwill and exceptional items	3	(21,630)	(37,846)
Cost of share options	4	—	1,123
Amortisation of goodwill	10	(1,764)	(4,274)
Exceptional items – goodwill impairment charge	5,10	(4,543)	(6,515)
– other	5	(5,297)	(2,121)

		(33,234)	(49,633)

Operating loss
Continuing operations – ongoing		(25,915)	(20,552)
Continuing operations – acquisition		—	(16,481)
Discontinued operations – acquisition		—	(955)

GROUP OPERATING LOSS		(25,915)	(37,988)

Net loss on termination of operations – discontinued operations	5	(39)	(1,247)

LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST		(25,954)	(39,235)

Interest receivable		378	2,035

Interest payable and similar charges	6	(2,571)	(540)

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION	7	(28,147)	(37,740)

Tax on loss on ordinary activities	8	—	—

LOSS FOR THE FINANCIAL YEAR		(28,147)	(37,740)

The Notes to the Financial Statements form part of these Financial Statements.

A summary of the significant adjustments to loss attributable to shareholders (net loss) that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 25 of the Notes to the Financial Statements.

ORCHESTREAM HOLDINGS PLC

CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

	Notes	2002 £’000	Restated 2001 £’000
Loss for the financial year		(28,147)	(37,740)
Exchange gain on retranslation of foreign net assets		1,930	503

TOTAL RECOGNISED LOSSES RELATING TO THE YEAR		(26,217)	(37,237)
Prior year adjustment	1	(2,723)	(4,781)

TOTAL LOSSES RECOGNISED SINCE LAST ANNUAL REPORT		(28,940)	(42,018)

The Notes to the Financial Statements form part of these Financial Statements.

A statement of comprehensive income required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 25 of the Notes to the Financial Statements.

ORCHESTREAM HOLDINGS PLC

CONSOLIDATED BALANCE SHEETS

	Notes	2002 £’000	Restated 2001 £’000
Fixed assets
Intangible asset	10	—	6,307
Tangible assets	11	1,313	3,583

		1,313	9,890
Current assets
Debtors	13	2,558	6,953
Cash at bank and in hand	14	8,044	20,995

		10,602	27,948
Creditors: amounts falling due within one year	15	(5,607)	(6,374)

Net current assets		4,995	21,574

Total assets less current liabilities		6,308	31,464
Creditors: amounts falling due after more than one year	16	—	(7)
Provisions for liabilities and charges	17	(2,603)	(1,535)

Net assets		3,705	29,922

Capital and reserves
Called up share capital	18	13,169	13,168
Share premium account	19	59,406	59,406
Merger reserve	19	12,916	12,909
Shares to be issued	19	40	48
Profit and loss account	19	(81,826)	(55,609)

Equity shareholders’ funds		3,705	29,922

The Notes to the Financial Statements form part of these Financial Statements.

A summary of significant adjustments to shareholders’ funds required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 25 of the Notes to the Financial Statements.

ORCHESTREAM HOLDINGS PLC

CONSOLIDATED CASH FLOW STATEMENTS

	Notes		2002 £’000	Restated 2001 £’000
Cash outflow from operating activities	22	(a)	(12,953)	(31,304)
Returns on investments and servicing of finance	21		348	2,005
Net capital expenditure	21		(86)	(1,130)
Acquisition	21		—	(5,135)

Cash outflow before management of liquid resources and financing			(12,691)	(35,564)
Management of liquid resources	21		15,636	38,421
Net financing	21		(261)	(1,737)

Net cash inflow			2,684	1,120

RECONCILIATIONS OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

	2002 £’000	Restated 2001 £’000
Increase in cash in the year	2,684	1,120
Net movement in liquid resources	(15,636)	(38,421)
Capital element of finance leases	441	(365)

Movement in net funds in the year	(12,511)	(37,666)
Net funds at the start of the year	20,548	58,214

Net funds at the end of the year (see note 22(b))	8,037	20,548

The Notes to the Financial Statements form part of these Financial Statements.

The significant differences between the cashflow statement above and that required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 25 of the Notes to the Financial Statements.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

1.	Accounting Policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

Basis of preparation

The financial statements have been prepared under the historical cost accounting convention, on a going concern basis and in accordance with applicable United Kingdom accounting standards. Following the Group’s acquisition, MetaSolv, Inc. has undertaken to provide continuing financial support to the Group.

Basis of consolidation

The financial statements consolidate the financial statements of Orchestream Holdings plc and its subsidiary undertakings made up to 31 December of each year. Intra-group sales and profits are eliminated fully on consolidation. The acquisition method of accounting has been adopted. Under this method the results of companies acquired during the year are included in the consolidated financial statements from their respective dates of acquisition.

Prior year adjustments

During 2002 it came to the attention of the Board that a sale recorded in 2001 had been inappropriately recognised as revenue. A further detailed review of all outstanding receivables has established that sales amounting to £2.7 million in 2001 were inappropriately recognised as revenue.

As a consequence, a prior year adjustment has been incorporated into the financial statements. Following this restatement revenues for the year ended 31 December 2001 were £12.1 million (previously reported as £14.8 million) and losses were £37.7 million (previously reported as £35.0 million).

In 2001 Orchestream Holdings plc changed its accounting policy in respect of shares issued directly to the ESOP trust. Previously, these shares had been recorded as a fixed asset at issue price less any impairment in value. This policy was changed such that the issue of shares to the ESOP trust is now accounted for as a deduction from the profit and loss reserve. The directors considered the new policy to be more appropriate as the issue of shares to the ESOP trust does not increase the Group’s consolidated net assets. The change in accounting policy was accounted for by way of a prior year adjustment of £4,781,000, being the value at which these shares were recorded at 31 December 2000. There was no effect on the 2001 or 2000 result.

Goodwill

Goodwill on acquisitions comprises the excess of the fair value of the purchase consideration over the fair value of identifiable assets and liabilities acquired. Amortisation is calculated on a straight line basis so as to write off the goodwill over its economic life. It is reviewed for impairment at the end of the first full financial year following acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

Turnover

Product turnover is recognised once a non-cancellable purchase order is received, the product is shipped and the customer is invoiced. Fees received in connection with installation, consultancy, training and maintenance are recognised over the period in which the service is provided. Turnover is stated net of applicable sales tax.

Research and development

Research and development expenditures are written off to the profit and loss account in the period in which costs are incurred.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Software

Software which is integral to related hardware is capitalised within the relevant fixed asset category. Expenditure on other software is charged to the profit and loss account in the period in which costs are incurred.

Leases

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Tangible fixed assets

Tangible fixed assets are recorded at cost, less accumulated depreciation.

Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset in equal instalments over the expected useful life as follows:

Office and demonstration computer equipment	—	3 years
Fixtures and fittings	—	4 years
Research and development computer equipment	—	3 years

Improvements to leasehold properties are depreciated over the remaining period of the lease from the date that improvements are completed.

Taxation

The charge for taxation is based on the profit or loss for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the balance sheet date. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the period. Gains and losses arising on these translations are taken to reserves.

Cash at bank and in hand

Cash at bank and in hand as stated in the balance sheet includes cash held at banks to which the Group has immediate access and short-term cash deposits. Liquid resources included in the cash flow statement comprise short-term cash deposits.

Pension costs

The Group operates a defined contribution scheme covering the majority of its employees. The assets of the scheme are held separately from those of the Group in an independently administered fund. The costs of the pension scheme are charged to the profit and loss account in the period in which they are incurred.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

2.	Segmental analysis

The geographical analysis of turnover by destination and origin is as follows:

Turnover by destination			Turnover by origin
	2002 Total £’000	Restated 2001 Total £’000		2002 Total £’000	Restated 2001 Total £’000
Europe	5,224	7,745	Europe	6,314	8,978
The Americas	1,800	4,224	The Americas	1,104	3,083
Other	441	92	Other	47	—

Total	7,465	12,061	Total	7,465	12,061

Results before tax and net assets are analysed as follows:

	Loss before tax		Net assets /(liabilities)
	2002 £’000	Restated 2001 £’000	2002 £’000	Restated 2001 £’000
Continuing—ongoing
Europe	(20,335)	(16,113)	5,889	34,754
The Americas	(7,147)	(2,654)	(2,236)	438
Other	(665)	(294)	52	(294)

Continuing—acquisition
The Americas	—	(18,864)	—	(5,542)
Europe	—	2,387	—	1,165

Discontinued—acquisition
The Americas	—	(2,202)	—	(599)

Total	(28,147)	(37,740)	3,705	29,922

The Group had a single class of business during all periods reported on, being the development, marketing and selling of computer software for the telecommunications industry.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

3.	Cost of sales, administrative expenses and exceptional items

	2002 £’000	2001 £’000
Cost of sales	146	416

Administrative expenses before cost of share options, amortisation of goodwill and exceptional items	21,630	37,846
Cost of share options	—	(1,123)
Amortisation of goodwill	1,764	4,274
Exceptional items—goodwill impairment charge	4,543	6,515
Exceptional items—other	5,297	2,121

Total administrative expenses	33,234	49,633

4.	Cost of share options

	2002 £’000	2001 £’000
National Insurance on share options	—	(880)
Discount on options granted	—	(243)

	—	(1,123)

Gains arising on the exercise of unapproved share options granted to United Kingdom based employees since 6 April 1999 attract employer’s National Insurance. Provision is made for the National Insurance charge on all outstanding options over the vesting period of the options, on the basis of Orchestream Holdings plc’s share price at the end of the financial year reported on. At the close of business 31 December 2002, an offer for Orchestream Holdings plc was in place that valued its equity at £0.06 per share. At the close of business on 31 December 2001 the share price was £0.205. On both occasions the closing share price was below the strike price of any options granted to employees since 6 April 1999. Accordingly, no provision for National Insurance is required at 31 December 2002 and all previous provisions for National Insurance were reversed in the year ended 31 December 2001.

The discount on options granted relates to grants of a total of 1,831,110 options (2001: 5,139,920 options), net of option lapses, to employees between 10 January 2000 and 20 April 2000 at an exercise price of £0.462, being the price at which shares were issued during the preceding round of equity financing. The Group’s policy is to charge the discount on issue of each grant, being the difference between the exercise price and the estimated fair value of the shares at the date of issue, to the profit and loss account over the performance period of the grant. As the share price on the close of business on 31 December 2002 was below the initial strike price of these options, no provision was made during the year. As the share price at the close of business on 31 December 2001 was below the initial stock price of the options, no provision was made during 2001 and all previous provisions were reversed.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5.	Exceptional items

	2002 £’000	2001 £’000
Recognised in arriving at operating loss
Restructuring costs	4,050	1,554
Refinancing costs	1,247	—
Cost of NASDAQ Listing	—	567

	5,297	2,121
Goodwill impairment charge (see note 10)	4,543	6,515

	9,840	8,636
Recognised below operating loss
Net loss on termination of operations	39	1,247

	9,879	9,883

Exceptional costs of £5,297,000 relating mainly to headcount reductions, other rationalization costs and professional fees associated with the group refinancing, were incurred during the year as part of operating expenses.

The American based Dyband operation, acquired as part of the CrossKeys Systems Corporation acquisition, was discontinued in 2001, which resulted in a net loss on termination of operations as shown above. Revenue for the operation of £100,000 in 2001 was disclosed as revenue from discontinued operations, and operating costs of £1,055,000 for the period from April 2001 to September 2001 were included in the group’s administrative expenses for 2001.

6.	Interest payable and similar charges

	2002 £’000	2001 £’000
Finance charges in respect of finance leases and loans	30	46
Foreign exchange losses	2,541	494

	2,571	540

7.	Loss on ordinary activities before taxation

		2002 £’000	2001 £’000
Loss on ordinary activities before taxation is stated after charging:

Auditors’ remuneration	– audit	75	188
	– other services	356	464
Depreciation	– owned assets	1,986	1,506
	– finance leased assets	26	339
Operating lease rentals	– equipment – land and buildings	62 1,226	52 1,099
Loss on disposal of fixed assets		226	—
Research and development expenditure		5,371	6,123

£464,000 was payable in 2001 to the Group’s former auditors, KPMG Audit Plc for non audit services.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

8.	Taxation

There is no charge to corporation tax due to the loss incurred during the year (2001 : nil). There are unrelieved losses in the UK of approximately £41.3 million as at 31 December 2002 (2001 : £30.4 million) available to the Group for set off against future trading profit.

No tax credit has been recorded on current year losses having given consideration to the likelihood of recovery.

9.	Employees and directors

The average number of persons (including executive directors) employed by the Group during the year was:

	2002 Number	2001 Number
By department
Engineering and customer services	111	110
Corporate, finance and operations	30	48
Sales and marketing	37	116

	178	274

	2002 £’000	2001 £’000
Staff costs including executive directors during the year amounted to:
Wages and salaries	11,801	16,586
Social security costs	1,062	1,512
Pension costs	306	261
National Insurance on share options	—	(880)
Discount on options granted	—	(243)

	13,169	17,236

Directors’ emoluments

Directors’ emoluments for the year ended 31 December 2002 amounted to £909,000 (2001: £860,000).

Contributions into directors’ pensions schemes for the year ended 31 December 2002 amounted to £15,000, (2001: £26,000).

Amount paid in respect of the highest paid director for the year ended 31 December 2002 was £265,000 (2001: £399,000).

Executive directors’ service contracts have a notice period of one year. The letters of appointment of non-executive directors are terminable with immediate effect.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

10.	Intangible fixed assets

	2002 £’000	2001 £’000
Goodwill on acquisition of CrossKeys Systems Corporation

Cost
At 1 January	17,096	—
Addition—acquisition of CrossKeys Systems Corporation	—	17,096

At 31 December	17,096	17,096

Amortisation
At 1 January	10,789	—
Charge for the year	1,764	4,274
Additional provision for impairment	4,543	6,515

At 31 December	17,096	10,789

Net book value at 31 December	—	6,307

In light of the continuing difficult market conditions and further restructuring of the CrossKeys business during the year, the directors reviewed the carrying value of goodwill during 2002 and concluded a further provision for impairment was required.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

11.	Tangible fixed assets

	Fixtures and fittings £’000	Office and demonstration computer equipment £’000	Research and development computer equipment £’000	Leasehold improvements £’000	Total £’000
Group
Cost
At 1 January 2001	177	1,076	944	306	2,503
Exchange adjustment	(2)	(7)	(38)	(8)	(55)
Additions	117	605	732	357	1,811
Acquisition of subsidiary undertaking	91	221	1,157	336	1,805

At 31 December 2001	383	1,895	2,795	991	6,064
Exchange adjustment	(11)	(32)	(107)	(48)	(198)
Additions	1	29	127	54	211
Disposals	(59)	(26)	(146)	(413)	(644)

At 31 December 2002	314	1,866	2,669	584	5,433

Depreciation
At 1 January 2001	60	231	265	68	624
Exchange adjustment	1	(1)	16	(4)	12
Charge for the period	110	519	888	328	1,845

At 31 December 2001	171	749	1,169	392	2,481
Exchange adjustment	(5)	(13)	(48)	(10)	(76)
Charge for the period	41	632	941	398	2,012
Disposals	(27)	(12)	(62)	(196)	(297)

At 31 December 2002	180	1,356	2,000	584	4,120

Net book value
At 31 December 2002	134	510	669	—	1,313

At 31 December 2001	212	1,146	1,626	599	3,583

Net book value of assets held under finance leases

At 31 December 2002	—	8	—	—	8
At 31 December 2001	74	93	303	—	470

Depreciation charge for the year for assets held under finance leases

2002	—	26	—	—	26
2001	42	72	225	—	339

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

12.	Acquisition

On 11 April 2001 Orchestream Holdings plc acquired the entire issued share capital of CrossKeys Systems Corporation, a performance management software business, incorporated in Canada. The aggregate consideration was £7,334,000 satisfied by the issue of 8,679,223 ordinary shares of £0.10 at £0.845 each. In addition, there were other cash costs associated with the acquisition which amounted to £5,264,000. Goodwill of £17,096,000 arising on the acquisition was capitalized in the Group’s accounts.

Analysis of the acquisition of CrossKeys Systems Corporation:

	Book value £’000	Fair value adjustment £’000	Accounting policy adjustment £’000	Fair value to group £’000
Tangible fixed assets	3,004	(169)	(1,136)	1,699
Debtors due within one year	1,957	(91)	—	1,866
Cash	129	—	—	129
Creditors due within one year	(6,073)	(1,873)	—	(7,946)
Creditors due after more than one year	(246)	—	—	(246)

Net liabilities acquired	(1,229)	(2,133)	(1,136)	(4,498)

Goodwill on acquisition				17,096

				12,598

Discharged by:
Fair value of shares issued				7,334
Cash costs associated with the acquisition				5,264

				12,598

The fair value adjustments relate to (a) the write-off of fixed assets which were deemed to have no value; (b) an additional provision for opening trade debtors, and (c) the recording of a liability for payments to CrossKeys Systems Corporation executives under change of control clauses included in their service contracts (£1,439,000) and the recording of a provision for excess leasehold property which was not in use at the date of acquisition (£434,000).

The accounting policy adjustment relates to the restatement of the net book values of fixed assets to comply with the depreciation policy of the Group.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

13.	Debtors

	2002 £’000	Restated 2001 £’000
Amounts falling due within one year

Trade debtors	1,458	5,024
Prepayments and accrued income	341	913
Other debtors	512	503
Taxation and social security costs	247	513

	2,558	6,953

14.	Cash at bank and in hand

	2002 £’000	2001 £’000
Cash	3,602	3,788
Short term deposits	4,442	17,207

	8,044	20,995

A restricted term deposit of £450,000 is held with the Group’s Canadian bankers in respect of guarantees provided by the bank, totaling US $549,000 and Canadian $250,000, to property and lease creditors.

A term deposit of £200,000 is held with Barclays Bank in respect of guarantees given for the purchase of software licenses.

A term deposit of £10,000 is held with the Group’s Australian bankers in respect of guarantees provided for a credit card.

15.	Creditors: amounts falling due within one year

	2002 £’000	Restated 2001 £’000
Trade creditors	1,616	1,607
Deferred income	1,010	1,185
Other creditors	332	60
Accruals	2,415	2,383
Taxation and social security costs	227	698
Obligations under finance leases	7	441

	5,607	6,374

Finance lease creditors are secured on the assets to which the agreements relate.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

16.	Creditors: amounts falling due after more than one year

	2002 £’000	2001 £’000
Obligations under finance leases payable in the second to fifth years	—	7

Finance lease creditors are secured on the assets to which the agreements relate.

17.	Provisions for liabilities and charges

2002 £’000
Provision for onerous contracts
Provision at 1 January 2001	—
Charge for the year	1,535

Provision at 31 December 2001	1,535

Additional provision	1,913
Payments applied to provision	(845)

Provision at 31 December 2002	2,603

The provision for onerous contracts relates to contracts on vacant leasehold property and other unutilized equipment held under operating leases.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

18.	Called up share capital

	2002 £’000	2001 £’000
Authorised:
200,000,000 ordinary shares of £0.10 each	20,000	20,000

Allotted, issued, called up and fully paid:
131,692,848 ordinary shares of £0.10 each	13,169	13,168

Between 8 January 2001 and 20 July 2001 Orchestream Holdings plc issued a total of 983,345 new ordinary shares with a nominal value of £98,000 for a consideration of £148,000, to persons who exercised options over ordinary shares in Orchestream Holdings plc and who were never employees or ex-employees of a member Company of the Group.

On 11 April 2001 Orchestream Holdings plc completed the acquisition of CrossKeys Systems Corporation for the aggregate consideration of £7,334,000. Pursuant to the terms of the acquisition, a total of 8,679,223 ordinary shares were to be issued by Orchestream Holdings plc to former CrossKeys Systems Corporation shareholders, which represents this aggregate consideration at the share price on 10 April 2001 of £0.845. At 31 December 2002 a total of 8,632,304 ordinary shares had been issued by the Orchestream Holdings plc as part of the settlement consideration, with a further 46,919 ordinary shares still to be issued once shareholders are identified.

Pursuant to the terms of the acquisition, warrants were granted on 11 April 2001 over the ordinary shares of Orchestream Holdings plc in exchange for warrants in CrossKeys Systems Corporation. The warrants outstanding on Orchestream Holdings plc at 31 December 2002 include:

•	841,361 warrants exercisable at US $17.40 per share, with an expiry date of 31 July 2003;
•	64,638 warrants exercisable at Canadian $21.74 per share, with an expiry date of 31 July 2004, and
•	421,838 warrants exercisable at Canadian $3.64 per share, with an expiry date of 14 December 2005.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

18.	Called up share capital (continued)

Options have been granted during the year over ordinary shares of £0.10 in accordance with the rules of the share option scheme. At 1 January 2001, a total of 16,144,858 options were outstanding. During 2001, 6,184,393 options were granted, 2,741,463 lapsed and 1,384,845 were exercised. At the year end options to subscribe for the following ordinary shares of £0.10 were outstanding:

	As at 1.1.02 Number	Rebased during the year Number	Granted during the year Number	Lapsed during the year Number	Exercised during the year Number	As at 31.12.02 Number	Exercise price £	Exercise Period (month /year)
Options held in ESOP

Executive directors	5,528,948	—	—	(2,525,740)	—	3,003,208	0.199 – 0.462	Feb 01 – Apr 10

Employees and ex-employees	5,706,890	—	—	(1,162,372)	—	4,544,518	0.100 – 0.462	Feb 99 – Apr 10

National Insurance	917,151	—	—	(431,506)	—	485,645	0.259 – 0.462	Apr 01 –Apr 10

	12,152,989	—	—	(4,119,618)	—	8,033,371

Other options

Non-executive directors	253,827	—	—	(61,305)	—	192,522	0.100 – 0.462	Aug 00 – Apr 10

Employees	4,790,653	(1,014,750)	5,281,500	(2,852,103)	—	6,205,300	0.100 – 6.400	Jun 01 – Nov 11

Ex-employees	8,106	—	—	—	—	8,106	0.100	Feb 99 – Aug 04

Other	830,035	—	—	—	—	830,035	0.100 – 0.462	Aug 00 – Apr 10

National Insurance	167,333	—	21,626	(122,272)	—	66,687	0.100 – 6.400	Jun 01 – May 11

	6,049,954	(1,014,750)	5,303,126	(3,035,680)	—	7,302,650

Total	18,202,943	(1,014,750)	5,303,126	(7,155,298)	—	15,336,021

Non-dilutive options are held in an Employee Share Ownership Plan Trust (ESOP), which was constituted by a Trust Deed entered into between Orchestream Holdings plc and the trustee Mourant & Co. Trustees Limited that is resident in Jersey. Orchestream Holdings plc has the power to remove the trustee and appoint a new one. This ESOP was issued ordinary shares using funds provided by the Orchestream Holdings plc. Any ordinary shares acquired by the trustee are held on trust for the beneficiaries, who are the employees and former employees of the Group (together with their dependants). The trustee is empowered to allocate shares for the benefit of any one or more of the beneficiaries as it thinks fit, at its absolute discretion. The Trust Deed contains provisions for the administration of the trust, including the retention of funds by the trustee to meet taxation and expenses. Costs associated with administering the trust are charged to the profit and loss account of the Group in the period in which costs are incurred. Options held in the ESOP will be satisfied by the transfer of shares from the ESOP to the option holder. Other options will be satisfied by the issue of new ordinary shares to the option holder.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

19.	Reserves and reconciliation of movements in shareholders’ funds

	Share capital £’000	Share premium account £’000	Merger reserve £’000	Shares to be issued £’000	Profit and loss account £’000	Total share-holders’ Funds £’000
Shareholders’ funds at 1 January 2001	12,207	59,356	12,909	—	(19,841)	64,631
Prior year adjustment	—	—	—	—	(4,781)	(4,781)

Shareholders’ funds at 1 January 2001 as restated	12,207	59,356	12,909	—	(24,622)	59,850
New share capital subscribed	98	50	—	—	—	148
Shares issued on acquisition	863	—	6,423	—	—	7,286
Loss for the financial year as restated	—	—	—	—	(37,740)	(37,740)
Transfer on impairment of goodwill	—	—	(6,423)	—	6,423	—
Shares to be issued on acquisition of subsidiary	—	—	—	48	—	48
Reversal of discount on share options	—	—	—	—	(243)	(243)
Issue of share options from ESOP	—	—	—	—	70	70
Exchange loss	—	—	—	—	503	503

Shareholders’ funds at 31 December 2001 as restated	13,168	59,406	12,909	48	(55,609)	29,922
Loss for the financial year	—	—	—	—	(28,147)	(28,147)
Exchange movement on the translation of foreign net assets	—	—	—	—	1,930	1,930
Shares issued relating to acquisition of subsidiary	1	—	7	(8)	—	—

Closing shareholders’ funds	13,169	59,406	12,916	40	(81,826)	3,705

20.	Operating lease commitments

At 31 December 2002 the Group was committed to making the following payments during the next year in respect of operating leases:

	2002 £’000	2001 £’000
Land and buildings — leases which expire

Within one year	1,469	494
Within two to five years	3,785	1,267

	5,254	1,761

Other — leases which expire

Within one year	32	1
Within two to five years	61	18

	93	19

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

21.	Analysis of cash flows

	2002 £’000	2001 £’000
Returns on investments and servicing of finance

Interest received	378	2,051
Interest element of finance lease rental payments	(30)	(46)

	348	2,005

Net capital expenditure

Purchase of tangible fixed assets	(211)	(1,130)
Payments received relating to the disposal of fixed assets	125	—

	(86)	(1,130)

Acquisitions and disposals

Purchase of subsidiary undertaking	—	(5,264)
Less net cash acquired with subsidiary	—	129

	—	(5,135)

Management of liquid resources

Net decrease in short-term deposits	15,636	38,421

Financing

Issue of ordinary share capital	—	148
Shares issued by ESOP	—	70
New loans entered into	200	—
Repayment of loan	(20)	(1,590)
Capital element of finance lease rental payments	(441)	(365)

	(261)	(1,737)

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

22.	(a) Notes to the statement of cashflows

	2002 £’000	Restated 2001 £’000
Operating loss	(25,915)	(37,988)
Depreciation charge	2,012	1,845
Amortisation of goodwill	1,764	4,274
Impairment charge on goodwill	4,543	6,515
Loss on disposal of fixed assets	226	—
Discount on options granted	—	(243)
Decrease/(increase) in debtors	4,398	(1,658)
Decrease in creditors	(830)	(3,815)
Increase in provisions for liabilities and charges	888	222

Net cash outflow from operating activities	(12,914)	(30,848)

Cash outflow on termination of operations	(39)	(456)

Net cash outflow from operating activities and termination of operations	(12,953)	(31,304)

22.	(b) Analysis of changes in net funds

	As at 1.1.2001 £’000	Cash flows £’000	As at 31.12.2001 £’000	Cash flows £’000	As at 31.12.2002 £’000
Cash at hand	2,668	1.120	3,788	(186)	3,602
Short-term deposits	55,628	(38,421)	17,207	(12,765)	4,442
Finance leases	(82)	(365)	(447)	440	(7)

Net funds	58,214	(37,666)	20,548	(12,511)	8,037

22.	(c) Major non-cash transactions

There were no major non-cash transactions during the year ended 31 December 2002. There were no major non-cash transactions during the year ended 31 December 2001 other than the acquisition of CrossKeys Systems Corporation as disclosed in Note 12.

22.	(d) Exceptional items

Cash outflow relating to exceptional items

Net cash outflow from operating activities in 2002 includes cash outflows of £147,000 in respect of professional expenses incurred in refinancing and £2,524,000 in respect of restructuring costs.

Cash outflow relating to non-operating exceptional items

Net cash outflows from non-operating activities in 2002 includes cash outflows of £39,000 in respect of the closure of the Dyband operations.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

23.	Related parties and directors’ interests

The Group has taken advantage of the exemption within Financial Reporting Standard 8 permitting it not to disclose transactions or balances with its wholly owned subsidiaries.

On 28 March 2001, the Group entered into a commercial contract to supply software, maintenance and training to the value of £150,000 (excluding VAT) to Interprovider Limited, a Company of which both C.S.Muirhead and S.O’Hara are directors.

24.	Post balance sheet events

On 9 December 2002, it was announced that the boards of MetaSolv, Inc. and Orchestream Holdings plc had reached an agreement on the terms of a recommended cash offer of £0.06 per share from MetaSolv Holdings (UK) Ltd (a wholly owned subsidiary of MetaSolv, Inc.) for the entire issued and to be issued share capital of Orchestream. The offer valued the entire issued share capital of Orchestream Holdings plc at approximately £7.9 million.

On 20 January 2003, it was announced that on 17 January 2003, valid acceptances of the Offer had been received in respect of a total of 97,663,822 Ordinary Shares in Orchestream Holdings plc representing approximately 74.2 per cent of the issued ordinary share capital and the offer became unconditional in all respects.

Subsequently, Orchestream Holdings plc applied for the cancellation of the listing of its shares on the Official List of the UK Listing Authority and for the cancellation of trading in its Shares on the London Stock Exchange’s market for listed securities. On 19 March 2003 the cancellation of the listing of its shares became effective.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

25.	Summary of differences between UK GAAP and US GAAP

The consolidated financial statements of Orchestream Holdings plc have been prepared in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differ in certain respects from those generally accepted in the United States (‘US GAAP’). The effects of application of US GAAP to the net loss and shareholders’ funds are set out below.

Net Loss
	Note		2002 £’000	2001 £’000
Net loss in accordance with UK GAAP			(28,147)	(37,740)

US GAAP adjustments:
Compensation expense	(a	)	1,114	(2,327)
Provision for National Insurance	(b	)	—	(879)
Compensated absences	(c	)	279	(458)
Amortisation of goodwill	(d	)	1,764	(4,148)
Impairment of goodwill	(d	)	(1,764)	(12,446)

Net loss in accordance with US GAAP			(26,754)	(57,998)

Comprising:
Net loss from continuing operations			(26,715)	(55,846)
Net loss from discontinued operations			(39)	(2,102)

Net loss in accordance with US GAAP			(26,754)	(57,998)

Shareholders’ funds

	Note		2002 £’000	2001 £’000
Shareholders’ funds in accordance with UK GAAP			3,705	29,922

US GAAP adjustments:
Compensation expense*	(a	)	—	—
Creditors : Amounts falling due within one year—Compensated absences	(c	)	(227)	(506)
Intangible assets—Goodwill cost	(d	)	(17,096)	(2,367)
Intangible assets—Goodwill accumulated amortisation	(d	)	17,096	2,367

Shareholders’ funds in accordance with US GAAP			3,478	29,416

*Shareholders’ funds were not affected by the differences between UK and US GAAP since these differences resulted in recording an adjustment to expense and a corresponding adjustment to deferred compensation in Shareholders’ Funds.

Comprehensive loss

	2002 £’000	2001 £’000
Net loss under US GAAP	(26,754)	(57,998)
Other comprehensive income—exchange adjustments	1,930	503

Comprehensive loss in accordance with US GAAP	(24,824)	(57,495)

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

25.	Summary of differences between UK GAAP and US GAAP (Continued)

US GAAP cash flow statement

	2002 £’000	2001 £’000
Net cash used by operating activities	(14,534)	(29,802)
Net cash used in investing activities	(86)	(6,265)
Net cash provided by financing activities	(261)	(1,737)
Effect of exchange rate changes on cash	1,930	503

Net decrease in cash and cash equivalents	(12,951)	(37,301)
Cash and cash equivalents at the beginning of the period	20,995	58,296

Cash and cash equivalents at the end of the period	8,044	20,995

The statements of cash flow prepared under UK GAAP present substantially the same information as that required under US GAAP. However, there are certain differences in classification of items within the cash flow statement and with regard to the definition of cash between UK and US GAAP.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under US GAAP, three categories of cash flows are reported, those being operating activities, investing activities and financing activities.

Cash flows from taxation and returns on investments and servicing of finance would, with the exception of dividends paid, be included as operating activities under US GAAP. Capital expenditure and financial investment, acquisitions and disposals and management of liquid resources would be included as investing activities. The payment of dividends would be included under financing activities under US GAAP.

Under UK GAAP, cash for the purposes of the cash flow statement includes cash in hand and deposits repayable on demand, net of bank overdrafts, and liquid resources include short term cash deposits. Under US GAAP, cash for the purposes of the cash flow statement include cash in hand and deposits repayable within three months; bank overdrafts are included within cash flows from financing activities and short term deposits maturing in more than three months within cash flows from investing activities.

ORCHESTREAM HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

25. (a) Compensation expense

Under UK GAAP it is acceptable to reassess the grant date intrinsic value of share options following a subsequent movement in the company’s share price, and, where appropriate, to reverse prior year amounts and make no further charges. Under US GAAP, a charge is recorded for the intrinsic value of share options at the grant date, over the vesting period of those options. This charge is only reversed for options which have been forfeited prior to vesting.

25. (b) Provisions for liabilities and charges—Provision for National Insurance

Gains arising on the exercise of share options granted to United Kingdom based employees since 6 April 1999 attract employer’s National Insurance. Under UK GAAP, provision is made for the National Insurance charge on all outstanding options over the vesting period of the options, using the Group’s share price at the end of the period as an estimate of the value at the future exercise date. Under US GAAP, EITF Issue No. 00-16 ‘Recognition and Measurement of Employer Payroll Taxes on Employee Stock-Based Compensation,’ this charge should be recognised on the date of the triggering the measurement and payment of the tax to the taxing authority, which generally is the exercise date.

25. (c) Creditors : Amounts falling due within one year—Compensated absences

Under UK GAAP, no provision for compensated absences, being employees’ paid holiday entitlements, is required to be made. Under US GAAP, compensated absences are accrued for as earned.

25. (d) Intangible assets—Goodwill

Under UK GAAP, impairment charges on goodwill are recorded as an increase to accumulated amortisation. Under US GAAP, impairment charges are recorded as a reduction of cost. Classification differences related to this issue have been reflected in the presentation of goodwill balances within the reconciliation of shareholders’ funds.

Under US GAAP no amortisation of goodwill is recorded subsequent to 1 January 2002. Under UK GAAP amortisation is charged on goodwill leading to a reconciling difference.

Under US GAAP the cost of investment is recorded with reference to the market value of the shares issued at the date the acquisition is announced. Under UK GAAP the cost of investment is recorded with reference to the market value of the shares issued at the date the acquisition becomes unconditional.